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                                  EXHIBIT 21.01

                              List of Subsidiaries


1.       RoomSystems, Inc., a Nevada corporation
2.       RSi BRE, Inc., a Nevada corporation
3.       eRoomSystem SPE, Inc., a Nevada corporation